                                                          Exhibit 4(f)


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                              REGISTERED
No.FLR                                                  $

CUSIP:
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
                      McDonnell Douglas Corporation
                            Medium-Tenn Note
                             (Floating Rate)

INTEREST RATE BASIS:      ORIGINAL ISSUE DATE:          STATED MATURITY DATE:

INDEX MATURITY:           INITIAL INTEREST RATE:        INTEREST PAYMENT DATES:

SPREAD:                   INTEREST RATE RESET DATES:    SPREAD MULTIPLIER:

INITIAL REDEMPTION DATE:  ANNUAL REDEMPTION PERCENTAGE  INITIAL REDEMPTION
                          PERCENTAGE REDUCTION          PERCENTAGE:

MINIMUM INTEREST RATE:    MAXIMUM INTEREST RATE:        HOLDER'S OPTIONAL
                                                        REPAYMENT DATE(S):

CALCULATION AGENT:        DAY COUNT CONVENTION:         OTHER PROVISIONS:
(if other than            [ ] Actual/360
The Bank of New York)     [ ] Actual/Actual

                          ADDENDUM ATTACHED:
                          [ ] Yes
                          [ ] No

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